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                                 Exhibit 11(B)
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                    Consent of Sutherland, Asbill & Brennan
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                        December 15, 1995





Board of Directors
M Fund, Inc.
River Park Center
205 S.E. Spokane Street
Portland, Oregon  97202

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to the registration statement on Form N-1A for the M Fund, Inc. (File No. 33-95472). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND, ASBILL &
                                   BRENNAN




                                   By: /s/ Frederick R. Bellamy
                                       ------------------------
                                       Frederick R. Bellamy